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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Kimco Realty Corporation and Subsidiaries on Forms S-3 (File No. 333-61303 and 33-60050) and Forms S-8 (File Nos. 333-61323 and 33-80729), of our
report dated February 28, 2000, on our audits of the consolidated financial statements and financial statement schedules of Kimco Realty Corporation and Subsidiaries, as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


New York, New York
March 28, 2000